                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 6, 2004

                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                     1-2299                   34-0117420
              ----                     ------                   ----------
(State or Other Jurisdiction of   (Commission File           (I.R.S. Employer
Incorporation or Organization)         Number)             Identification No.)

                    One Applied Plaza, Cleveland, Ohio 44115
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (216) 426-4000.

ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Attached to this filing and incorporated by reference herein is the text of registrant's press release dated August 6, 2004 regarding fourth quarter and year-end results.

         None of the contents of this Form 8-K should be deemed incorporated by reference into a Securities Act registration statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                                 (Registrant)


                                 By:  /s/ Fred D. Bauer
                                      -----------------------------------------
                                          Fred D. Bauer
                                          Vice President-General Counsel
                                                   & Secretary

Date:  August 6, 2004

             APPLIED INDUSTRIAL TECHNOLOGIES REPORTS 41.8% INCREASE
                  IN NET INCOME FOR FISCAL 2004 FOURTH QUARTER

CLEVELAND, Ohio, August 6, 2004 - Applied Industrial Technologies (NYSE: AIT) today reported its net income rose by 41.8 percent on a sales increase of 8.8 percent in its fiscal 2004 fourth quarter, ended June 30. Earnings per share rose by 37.5 percent in the quarter - the company's seventh consecutive quarter of year-over-year increases of 25 percent or more.

Net sales for the quarter increased to $405,094,000 from $372,438,000 in the comparable period a year ago. Net income for the quarter increased to $10,895,000 or $0.55 per share compared to $7,684,000 or $0.40 per share last year.

For the full fiscal 2004, sales increased by 3.6 percent to $1,517,004,000 from $1,464,367,000 in fiscal 2003. Net income increased 58.7 percent for the year to $31,471,000 compared to $19,832,000 last year. Net income per share was $1.60 compared to $1.03 in the previous year.

Commenting on the performance, Applied Chairman & Chief Executive Officer David
L. Pugh said, "These financial results, among the best in our company's history, reflect operating improvements we have implemented over the past several years. As sales increases from a rebounding economy in the fourth quarter exceeded our initial expectations, we benefited from additional operating leverage that magnified the impact on our bottom line.

"In particular, our efforts to control expenses and manage assets led to significantly higher operating margins and returns for both the fourth quarter and the full year.

"Sales improved in all regions of North America and from most of our customer industries. We experienced especially strong increases in demand from the industrial machinery and equipment, primary metals, lumber and wood products and chemical sectors.

"We ended our fiscal 2004 with a strong balance sheet. Inventories are well controlled, debt levels remain low and a cash balance of nearly $70 million provides Applied flexibility to pursue opportunities for profitable growth and enhancements to shareholder value.

"Looking ahead, we expect to see year-over-year sales increases in the range of 9 percent to 11 percent for the first quarter, and between 5 percent to 7 percent for the second quarter. We expect sales increases will moderate in the second half, primarily because of comparisons to strong sales in the third and fourth quarters of fiscal 2004.

"At this point, we see fiscal 2005 sales totaling between $1.57 billion and $1.61 billion. Our initial earnings guidance is in the range of $.40 to $.50 per share for the first quarter, and $1.80 to $2.00 per share for the full year."

During 2004, the company purchased 290,000 shares of its common stock for $6.3 million. At June 30, 2004, the company had remaining authorization to repurchase more than 800,000 additional shares.

Applied will host its fourth quarter conference call at 1:30 p.m. on Friday, August 6. To join in the call, dial 1-800-810-0924 and passcode 757196. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser and CFO Mark O. Eisele. The call will also be webcast and can be accessed live online at www.applied.com and will be archived there for 14 days. A replay of the teleconference will be available at 1-888-203-1112 (passcode 757196) from 3 p.m. on August 6 through midnight on August 20.

With more than 430 facilities and 4,300 employee associates across North America, Applied Industrial Technologies offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2004, the Company posted sales of $1.52 billion. Applied can be visited on the Internet at www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect," "will," "guidance," "see" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

                                     ######

For financial information, contact Mark O. Eisele, Vice President - Chief Financial Officer at 216-426-4417. For Corporate information, contact Richard C. Shaw, Vice President - Communications, at 216-426-4343.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                   -------------------------------------------
                       (Thousands, except per share data)
--------------------------------------------------------------------------------

                                                                                 Three Months                     Year Ended
                                                                                 Ended June 30                     June 30
                                                                 ------------------------------------------------------------------
                                                                               2004           2003             2004           2003
                                                                 ------------------------------------------------------------------
NET SALES                                                                 $ 405,094      $ 372,438      $ 1,517,004    $ 1,464,367
Cost of sales                                                               296,017        271,968        1,114,861      1,085,072
-----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                109,077        100,470          402,143        379,295
Selling, distribution and administrative                                     90,755         89,534          350,695        343,041
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                             18,322         10,936           51,448         36,254
Interest expense, net                                                         1,289          1,400            5,409          5,298
Other (income) expense, net                                                     (32)        (2,268)            (432)            24
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                   17,065         11,804           46,471         30,932

INCOME TAXES                                                                  6,170          4,120           15,000         11,100
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                $  10,895      $   7,684      $    31,471    $    19,832
===================================================================================================================================
NET INCOME PER SHARE - BASIC                                              $    0.56      $    0.41      $      1.64    $      1.05
===================================================================================================================================
NET INCOME PER SHARE - DILUTED                                            $    0.55      $    0.40      $      1.60    $      1.03
===================================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                                           19,322         18,825           19,238         18,908
===================================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                                         19,835         19,176           19,691         19,222
===================================================================================================================================

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based upon physical inventories and the effect of year-end inventory quantities on LIFO costs. Fourth quarter adjustments in 2004 and 2003 increased gross profit by $3,456 and $4,410, net income by $2,131 and $2,682 and net income per share by $0.11 and $0.14 respectively. Reductions in inventories during the fiscal years ended June 30, 2004 and 2003 resulted in liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years. The effect of these liquidations for the years ended June 30, 2004 and 2003 increased gross profit by $672 and $741, net income by $420 and $453 and net income per share by $0.02 and $0.02 respectively.

(2) Effective July 1, 2003, the Company adopted the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation," using the modified prospective method for the transition. Under the modified prospective method, stock based compensation cost recognized during this fiscal year is the same as that which would have been recognized had the fair value recognition provisions been applied to all awards granted after July 1, 1995. The compensation expense recorded during the quarter ended June 30, 2004 was $271, ($173 net of tax) or $0.01 per share. During the year ended June 30, 2004, compensation expense recorded for stock-based compensation was $1,586, ($1,074 net of tax) or $0.05 per share.

(3) During the quarter ended March 31, 2004, the Company recorded non-recurring tax benefits primarily from a settlement with the Internal Revenue Service related to audits of our 1997 and 1998 tax returns and the acceptance by the IRS of tax refund claims for 1999, 2000, and 2001. The settlement added $1,600, or $0.08 per share, to earnings.

(4) During the quarter ended June 30, 2003, the Company recorded pre-tax gains of $2,133 for an insurance claim settlement and $650 for the sale of surplus real estate. Both items accounted for approximately $0.09 per share of income in the fourth quarter.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                              (Amount in Thousands)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30,                    June 30,
                                                                                           2004                         2003
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash                                                                             $      69,667                       $  55,079
  Accounts receivable, less allowances of $6,400 and $6,100                              190,815                         173,915
  Inventories                                                                            159,594                         159,798
  Other current assets                                                                    22,957                          11,702
---------------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                              443,033                         400,494
  Property - net                                                                          77,025                          77,942
  Goodwill                                                                                49,852                          49,687
  Other assets                                                                            26,931                          25,281
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       $     596,841                       $ 553,404
=================================================================================================================================

LIABILITIES
  Accounts payable                                                                 $      78,767                       $  75,411
  Other current liabilities                                                               72,562                          65,724
---------------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                         151,329                         141,135
  Long-term debt                                                                          77,767                          78,558
  Other liabilities                                                                       28,210                          25,855
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                        257,306                         245,548
---------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                     339,535                         307,856
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $     596,841                       $ 553,404
=================================================================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                              (Amount in Thousands)

                                                            Year Ended June 30
                                                          ---------------------
                                                           2004         2003
-------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS:
  Net income                                              $ 31,471     $ 19,832
    Depreciation and amortization                           17,043       15,957
    Other                                                    5,706        2,404
  (Gain)loss on sale of property                                13       (3,249)
  Cash effect of changes in working capital                (11,145)      28,976
-------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS                               43,088      63,920
-------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                       (14,387)     (12,794)
  Proceeds from property sales                               1,441        7,456
  Net cash paid for acquisition of business                 (1,285)     (10,255)
  Deposits and other                                        (1,589)        (689)
-------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                          (15,820)     (16,282)
-------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Borrowings and repayments of notes payable - net          (2,850)
  Repayment of long-term debt                                            (5,714)
  Proceeds from termination of interest rate swap                         2,517
  Change in cash overdrafts                                 (2,557)       3,371
  Purchase of common stock for treasury                     (6,336)      (9,946)
  Cash dividends paid                                       (9,273)      (9,154)
  Exercise of stock options                                  8,336        3,307
-------------------------------------------------------------------------------
CASH USED IN FINANCING ACTIVITIES                          (12,680)     (15,619)
-------------------------------------------------------------------------------
INCREASE IN CASH                                          $ 14,588     $ 32,019
===============================================================================